Exhibit 10.10

INVESTOR RIGHTS AGREEMENT

dated as of

May 13, 2024

among

MHR FUND MANAGEMENT, LLC,

LIBERTY GLOBAL VENTURES LIMITED,

DISCOVERY LIGHTNING INVESTMENTS LTD.,

LIONSGATE STUDIOS CORP.,

LIBERTY GLOBAL LTD.,

WARNER BROS. DISCOVERY, INC.

and

the Mammoth Funds (as defined herein)

-i-

INVESTOR RIGHTS AGREEMENT

INVESTOR RIGHTS AGREEMENT (this “Agreement”) dated as of May 13, 2024 among MHR Fund Management, LLC, a Delaware limited liability company (“Mammoth”), Liberty Global Ventures Limited, a limited company organized under the laws of England and Wales (“Leopard”), Discovery Lightning Investments Ltd., a limited company organized under the laws of England and Wales (“Dragon”), Lionsgate Studios Corp., a corporation organized under the laws of British Columbia, Canada (the “Company”), Liberty Global Ltd., an exempted company limited by shares organized under the laws of Bermuda (“Leopard Parent”), Warner Bros. Discovery, Inc. (f/k/a Discovery Communications, Inc.), a Delaware corporation (“Dragon Parent” and, together with Mammoth and Leopard Parent, the “Investors” and each, an “Investor”), and the affiliated funds of Mammoth party hereto (the “Mammoth Funds”).

W I T N E S S E T H :

WHEREAS, Lions Gate Entertainment Corp., a corporation organized under the laws of British Columbia, Canada (“LGEC”), and the Investors are parties to that certain investor rights agreement, dated as of November 10, 2015, as amended by Amendment No. 1 dated as of June 30, 2016 (the “LGEC IRA”);

WHEREAS, on December 22, 2023, LGEC entered into a Business Combination Agreement with Screaming Eagle Acquisition Corp., a Cayman Islands exempted company (“SEAC”), LG Sirius Holdings ULC, a British Columbia unlimited liability company and a wholly-owned subsidiary of LGEC, LG Orion Holdings ULC, a British Columbia unlimited liability company and a wholly-owned subsidiary of LGEC (“Target”), SEAC MergerCo, a Cayman Islands exempted company and wholly-owned subsidiary of SEAC, SEAC II Corp., a Cayman Islands exempted company and wholly-owned subsidiary of SEAC (“New SEAC”), and 1455941 B.C. Unlimited Liability Company, a British Columbia unlimited liability company and a wholly-owned subsidiary of SEAC, pursuant to which, among other things, New SEAC amalgamated with Target to form the Company (the “Amalgamation”) (such agreement, as amended, supplemented, restated or otherwise modified from time to time, the “Business Combination Agreement,” and the transactions contemplated by the Business Combination Agreement, including the Amalgamation, the “Transaction”);

WHEREAS, following the completion of the Transaction, LGEC is the beneficial owner of 86.6% of the common shares, without par value, of the Company (such common shares, and any other any other security into which such common shares may hereafter be converted or changed, the “Company Common Shares”) issued and outstanding as of the date hereof;

WHEREAS, the Company, LGEC and certain of the Investors are party to that certain voting and standstill agreement, dated as of November 10, 2015, as amended on June 30, 2016 and the date hereof (the “Voting and Standstill Agreement”); and

WHEREAS, in connection with the closing of the Transaction and the amendment to the Voting and Standstill Agreement, the parties hereto wish to enter into this Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions.

(a) As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, (i) any Controlled Person of such Person, (ii) any other Person directly or indirectly controlling, controlled by or under common control with such Person or (iii) any Person (and its Subsidiaries) in relation to which such Person or any of its Controlled Persons is required, from time to time, whether alone or as part of a group, to make or maintain a filing with the SEC on Schedule 13D. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that in no event shall LGEC, the Company or any of their Subsidiaries or controlled Affiliates be considered an Affiliate of any Investor or any of its Subsidiaries, Affiliates, portfolio companies or affiliated investment funds (in each case, other than LGEC, the Company and their Subsidiaries and controlled Affiliates), nor shall any Investor or any of its Subsidiaries, Affiliates, portfolio companies or affiliated investment funds (in each case, other than LGEC, the Company and their Subsidiaries and controlled Affiliates) be considered to be an Affiliate of LGEC, the Company or any of their Subsidiaries or controlled Affiliates.

“Applicable Exchange Rules” means the requirements of the rules, regulations or listing standards promulgated by any national securities exchange on which the Company Common Shares are traded.

“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, provincial, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“beneficially own” or “beneficial ownership” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; provided that (i) the words “within 60 days” in Rule 13d-3(d)(1)(i) shall be disregarded for the purposes of this Agreement and (ii) a Person shall also be deemed to be the beneficial owner of, without duplication, (a) all Common Shares which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any rights in connection with any securities or any agreement, arrangement or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional, (b) all Common Shares which such Person has or shares the right to vote or dispose (provided that no Investor will be deemed to beneficially own Common Shares by virtue of this Agreement, the LGEC IRA, the Voting and Standstill Agreement or any agreement or arrangement among the Investors related thereto), (c) all Common Shares to which such Person has economic exposure through any derivative transaction that gives such Person the economic equivalent of ownership of an amount of Common

Shares due to the fact that the value of the derivative is explicitly determined by reference to the price or value of Common Shares, or which provides such Person an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any increase in the value of Common Shares, in any case without regard to whether (x) such derivative conveys any voting rights in Common Shares to such Person, (y) the derivative is required to be, or capable of being, settled through delivery of Common Shares, or (z) such Person may have entered into other transactions that hedge the economic effect of such beneficial ownership of Common Shares, and (d) for the avoidance of doubt, all Common Shares that are subject to a Hedging Transaction by such Person, except to the extent such Common Shares are delivered to the Hedging Counterparty in respect of (x) the settlement, termination or cancellation of such Hedging Transaction or (y) a foreclosure by the Hedging Counterparty; and provided, further, that no Investor will be deemed to beneficially own Common Shares by virtue of this Agreement, the LGEC IRA, the Voting and Standstill Agreement or any agreement or arrangement among the Investors related thereto.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in Vancouver, British Columbia or New York, New York are authorized or required by Applicable Law to close.

“Change of Control Transaction” means: (i) a transaction whereby any Person or group would acquire, directly or indirectly, Voting Securities representing more than 50% of the Total Voting Power; (ii) the sale of all or substantially all of the consolidated assets of the Company and its Subsidiaries; or (iii) a merger, consolidation, recapitalization or reorganization of the Company, unless securities representing more than 50% of the total voting power of the Successor Company are immediately thereafter beneficially owned, directly or indirectly, by the Persons who beneficially owned the Company’s outstanding Voting Securities immediately prior to such transaction.

“Common Equivalents” means (i) with respect to Common Shares, the number of Common Shares, and (ii) with respect to any Company Securities or LGEC Securities that are convertible or exercisable into or exchangeable for Common Shares, the number of Common Shares issuable in respect of the conversion, exercise or exchange of such securities into Common Shares.

“Common Shares” means Company Common Shares or LGEC Common Shares, as applicable.

“Company Securities” means (i) the Company Common Shares, (ii) securities convertible or exercisable into, or exchangeable for, Company Common Shares, (iii) any other Voting Securities, (iv) any other equity or equity-linked security issued by the Company, (v) options, warrants or other rights to acquire any of the foregoing, and (vi) Subsidiary Securities (in each case whether or not issued by the Company or its Subsidiaries). For the avoidance of doubt, each of the foregoing (i) through (vi) shall include any securities exposure to which is held in derivative form.

“Controlled Person” means, with respect to any Person, any other Person controlled by such Person. For the purpose of this definition, the term “control” (including, with a correlative meaning, the term “controlled by”), as used with respect to any Person, means either (i) beneficial ownership, directly or indirectly, of securities of any Person that represent 50% or more of the vote in the election of directors (or equivalent) or otherwise entitle the holder to nominate or designate a majority of the directors (or equivalent), or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. With respect to any LD Investor, a Controlled Person shall also include any Person which is jointly controlled by such LD Investor and one or more other LD Investors (and beneficial ownership shall be aggregated for such purposes). With respect to Mammoth, a Controlled Person shall also include any investment fund or investment vehicle that is managed or advised by Mammoth or one of its Affiliates.

“Effective Time” has the meaning ascribed to “Arrangement Effective Time” in the Plan of Arrangement (as defined in the Business Combination Agreement).

“Exchange Act” means the Securities Exchange Act of 1934.

“Financial Institution” means a bank of internationally recognized standing that acts as a lender, secured party or other counterparty in Hedging Transactions and Financing Transactions without the purpose of influencing or controlling the management or policies of the Person that issued the equity securities pledged in such Financing Transactions or Hedging Transactions.

“Financing Counterparty” means any Financial Institution acting as lender, secured party or other counterparty in connection with a Financing Transaction.

“Financing Transaction” means any bona fide loan, borrowing or other transaction (other than any Hedging Transaction) used to finance, or refinance, the acquisition or holding by an Investor or any of its Controlled Persons of any Company Securities or LGEC Securities, as applicable, that (i) could not result in any Investor or any of its Controlled Persons ceasing to have the power to vote or direct the voting of any such securities (other than in connection with a default or the exercise of remedies by a Financing Counterparty) and (ii) does not have the effect of hedging the holder’s economic exposure with respect to such securities (provided that, for the avoidance of doubt, a margin loan shall not be considered as having hedging effect for this purpose).

“Governmental Authority” means any transnational, domestic or foreign, federal, provincial, state or local governmental, regulatory, self-regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“group” has the meaning given to such term under Section 13(d)(3) of the Exchange Act.

“Hedging Counterparty” means any Financial Institution acting as counterparty in connection with a Hedging Transaction.

“Hedging Transaction” means any forward, prepaid forward, put, call, collar, or other transaction pursuant to which any Person seeks to hedge its exposure to changes in the market price of any Company Securities or LGEC Securities, as applicable, and/or to finance, or refinance, the acquisition or holding by an Investor or any of its Controlled Persons of any Company Securities or LGEC Securities, as applicable.

“Investor Designee” means any LD Designee or Mammoth Designee, as applicable.

“Joinder Transfer” means a Transfer, or series of related Transfers, of Company Securities that would result in or involve (x) a transferee acquiring a number of such Company Securities that would result in such Person, together with its Affiliates and any Person that is a member of a group with such Person or any of its Affiliates with respect to Company Securities, becoming a beneficial owner of 5% or more of (i) the Total Voting Power or (ii) the outstanding Company Common Shares (or having the exposure to 5% or more of the Company Common Shares in derivative form), (y) the Transfer of Company Securities to any Person who at such time beneficially owns, together with its Affiliates and any Person that is a member of a group with such Person or any of its Affiliates with respect to Company Securities, 5% or more of (i) the Total Voting Power or (ii) the outstanding Company Common Shares (or having the exposure to 5% or more of the Company Common Shares in derivative form), or (z) Company Securities being acquired by an Affiliate of an LD Investor or any Person that is a member of a group with such Person or any of its Affiliates with respect to Company Securities. For the purposes of the definition of “Joinder Transfer,” Mammoth and its Affiliates shall not under any circumstances constitute part of a “group” with the LD Investors or any of their Affiliates.

“LD Designee” means any person designated by Leopard Parent, Dragon Parent, or the two of them jointly pursuant to Section 2.01(a)(ii) to serve as a director of the Board.

“LD Investor” has the meaning ascribed to the term “LDM Investor” in the Voting and Standstill Agreement (without any reference to the term “M” in such definition).

“LGEC Common Shares” means a Class A voting or Class B non-voting common share, without par value, of LGEC or any other common shares of LGEC and any other security into which any such common shares may hereafter be converted or changed.

“LGEC Securities” means (i) the LGEC Common Shares, (ii) securities convertible or exercisable into, or exchangeable for, LGEC Common Shares, (iii) any other securities of LGEC entitled to vote in the election of directors of LGEC, (iv) any other equity or equity-linked security issued by LGEC, (v) options, warrants or other rights to acquire any of the foregoing, and (vi) Subsidiary Securities (solely for purposes of this definition of LGEC Securities, replacing each instance of the term “the Company” in the definition of Subsidiary Securities with the term “LGEC”) (in each case whether or not issued by LGEC or its Subsidiaries). For the avoidance of doubt, each of the foregoing (i) through (vi) shall include any securities exposure to which is held in derivative form.

“Mammoth Designee” means any person designated by Mammoth pursuant to Section 2.01(a)(i) to serve as a director of the Board (for the avoidance of doubt, including the Mammoth Independent Director).

“New Company” means (i) a Successor Company resulting from a Change of Control Transaction resulting in the Company being controlled by an Affiliate (other than a Controlled Person) of an LD Investor or (ii) a Successor Company not resulting from a Change of Control Transaction.

“Parent Change of Control Transaction” means, with respect to Leopard Parent or Dragon Parent, (i) a transaction whereby any Person or group would acquire, directly or indirectly, voting securities representing more than 50% of the total voting power of such Person; or (ii) a merger, consolidation, recapitalization or reorganization of such Person.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Pro Rata Share” means, with respect to an Investor, the fraction that results from dividing (i) the sum of (A) the number of Company Common Shares beneficially owned by such Investor, disregarding any Company Common Shares deemed to be beneficially owned by such Investor as a result of being part of a “group” (together, (x) in the case of Mammoth, with any Company Common Shares beneficially owned by its Controlled Persons, without duplication, (y) in the case of Leopard Parent, with any Company Common Shares beneficially owned by its Controlled Persons, without duplication, and (z) in the case of Dragon Parent, with any Company Common Shares beneficially owned by its Controlled Persons, without duplication) and (B) the number of See-Through Company Common Shares of such Investor, in each case of (A) and (B), immediately before giving effect to the issuance described in the applicable Issuance Notice, as determined on a Common Equivalents basis, by (ii) the aggregate number of Company Common Shares outstanding immediately before giving effect to the issuance described in the applicable Issuance Notice, as determined on a Common Equivalents basis.

“SEC” means the Securities and Exchange Commission.

“See-Through Company Common Shares” means, in respect of any Investor, a number of Company Common Shares equal to (i) a fraction, the numerator of which is the number of LGEC Common Shares beneficially owned by such Investor (together, (x) in the case of Mammoth, with any LGEC Common Shares beneficially owned by its Controlled Persons, without duplication, (y) in the case of Leopard Parent, with any LGEC Common Shares beneficially owned by its Controlled Persons, without duplication, and (z) in the case of Dragon Parent, with any such LGEC Common Shares beneficially owned by its Controlled Persons, without duplication) and the denominator of which is the aggregate number of LGEC Common Shares outstanding multiplied by (ii) the number of Company Common Shares beneficially owned by LGEC.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person; provided that none of LGEC, the Company or any Subsidiary or controlled Affiliate of the Company or LGEC shall be considered a Subsidiary of any Investor or any of its Affiliates for purposes of this Agreement.

“Subsidiary Securities” means (i) the common stock of any Subsidiary of the Company, (ii) securities convertible or exercisable into, or exchangeable for, the common stock of any such Subsidiary, (iii) any shares of common stock or other voting securities of any such Subsidiary entitled, in the ordinary course, to vote in the election of directors of any such Subsidiary, (iv) any other equity or equity-linked security issued by any such Subsidiary and (v) options, warrants or other rights to acquire any of the foregoing (in each case whether or not issued by the Company or any such Subsidiary). For the avoidance of doubt, each of the foregoing clauses (i) through (v) shall include any securities exposure to which is held in derivative form.

“Successor Company” means any entity (i) that is the issuer of any securities into which any Company Securities or Subsidiary Securities are converted, exchanged, changed or reclassified (including by operation of law) or (ii) the securities of which are distributed in respect of Company Securities or Subsidiary Securities (including in connection with a spin off transaction).

“Total Voting Power” means the aggregate number of votes which may be cast by all holders of outstanding Voting Securities in the election of directors.

“Transfer” means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction), or agree or commit to do any of the foregoing, and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing. “Transfer” shall exclude, however, with respect to any Company Securities, the entry into or performance of any Hedging Transaction or Financing Transaction in respect of such Company Securities and any payment or settlement thereunder (including, following the first anniversary of the date hereof, physical settlement) the granting of any lien, pledge, security interest, or other encumbrance in or on such Company Securities to a Hedging Counterparty or Financing Counterparty in connection with any Hedging Transaction or Financing Transaction, the rehypothecation of any Company Securities by the Hedging Counterparty or Financing Counterparty in connection with a Hedging Transaction or Financing Transaction, and any transfer to, by or at the request of such Hedging Counterparty or Financing Counterparty in connection with an exercise of remedies by the Hedging Counterparty or Financing Counterparty under such Hedging Transaction or Financing Transaction (but, for the avoidance of doubt, “Transfer” shall include any delivery of Company Securities in respect of the settlement, termination or cancellation of a Hedging Transaction or Financing Transaction occurring prior to the first anniversary of the date hereof other than in connection with the exercise of remedies by a Hedging Counterparty or Financing Counterparty).

“Voting Securities” means Company Common Shares and all other securities of the Company entitled to vote in the election of directors of the Company.

“Willful Breach” means, with respect to any party to this Agreement, a material breach, or failure to perform, that is the consequence of an intentional action or omission of such party or any of its Controlled Persons with the actual knowledge that the taking of, or failure to take, such action would, or would be reasonably expected to, cause a material breach of this Agreement.

(b) Each of the following terms is defined in the Section set forth opposite such term:

Terms	Sections
Agreement	Preamble
Business Combination Agreement	Recitals
Company	Preamble
Company Common Shares	Recitals
Company Parties	6.12
Confidential Information	4.07(b)
Dragon	Preamble
Dragon Parent	Preamble
email	6.02
Exercise Notice	3.01(c)
Investor	Preamble
Investor Parties	6.12
Investors	Preamble
Irrevocable Resignation	2.01(a)(i)(A)(1)
Issuance Notice	3.01(a)
Leopard	Preamble
Leopard Parent	Preamble
LGEC	Recitals
LGEC IRA	Recitals
Mammoth	Preamble
Mammoth Funds	Preamble
Mammoth Independent Director	2.01(a)(i)(A)(2)
New Issue Securities	3.01
New SEAC	Recitals
Nomination Obligations	2.01(a)(i)(A)(1)
Receiving Party	4.07(a)
SEAC	Recitals
Superior Arrangement	4.02(a)
Target	Recitals
Transaction	Recitals
Voting and Standstill Agreement	Recitals

Section 1.02 Other Definitional and Interpretative Provisions. (a) The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this

Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are, unless expressly stated otherwise, to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to one gender include all genders. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

ARTICLE 2

CORPORATE GOVERNANCE

Section 2.01 Board Designation Rights.

(a) Effective as of the Effective Time and at all times thereafter, until the termination of this Agreement, the size of the Board shall be no greater than (or, if it would result in an impairment of an Investor’s rights hereunder, less than) 14 directors (provided that, if any person designated by an Investor to be an Investor Designee in accordance with this Agreement shall have failed to be elected or appointed as a director on the Board as a result of a breach by the Company of its obligations under Section 2.01(d) or a breach by another Investor of its obligations with regard to the Company under Section 3.03(a) of the Voting and Standstill Agreement, the Company shall increase the size of the Board by the number of such Investor Designees so that such Investor Designees can be appointed to the Board), and the Company agrees to take the actions set forth in Section 2.01(d) to ensure that, subject to Section 2.01(a)(i)(A)(2), effective as promptly as practicable on or after the date hereof, the Board includes:

(i) for so long as Mammoth and its Controlled Persons in aggregate beneficially own at least:

(A) 10,000,000 LGEC Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event):

(1) two individuals designated from time to time by Mammoth; provided that as a condition to each such designee’s appointment to the Board and inclusion in the Company’s slate of director nominees, such designee (x) agrees to provide to the Company, prior to nomination and appointment and on an ongoing basis while such designee is serving as a member of the Board, (a) such information and materials as is required to be disclosed in proxy statements under Applicable Law or as is otherwise reasonably requested by the Company from time to time from all members of the Board in connection with the Company’s legal, regulatory, auditor or stock exchange requirements, (b) completed D&O Questionnaires in the customary form requested by the Company from time to time from members of the Board, (c) customary consents to be named in the Company’s proxy statement and to serve on the Board if elected, and (d) an executed irrevocable resignation in the form attached hereto as Exhibit A (each, an “Irrevocable Resignation”), (y) to the extent required of all Board members, shall agree to comply with all written policies, procedures, processes, codes, rules, standards and guidelines applicable to Board members (and of which such Investor Designee has been provided written copies in advance (or which have been filed with the SEC) or posted on the Company’s website)), including the Company’s Code of Business Conduct and Ethics for Directors, Officers and Employees, Corporate Governance Guidelines, Disclosure Policy and Related Person Transaction Policy, and to preserve (subject to Section 4.07) the confidentiality of Company business and information, including discussions or matters considered in meetings of the Board or Board committees, and (z) shall have a reasonable amount of business experience to be a director of a publicly traded company in the S&P 1500, although such experience need not be in the same industry or industries, and be in good standing as a director in all material respects (such obligations in clauses (x), (y) and (z), the “Nomination Obligations”); and

(2) one individual designated from time to time by Mammoth who (i) would be (x) an independent director of the Company under Section 303A.02 of the New York Stock Exchange’s Listed Company Manual and (y) considered an independent director of Mammoth under Section 303A.02 of the New York Stock Exchange’s Listed Company Manual if Mammoth were traded on the New York Stock Exchange and (ii) is approved by the Board (such approval not to be unreasonably withheld, conditioned or delayed; it being agreed that (x) such approval shall not be withheld in a manner that prevents Mammoth from designating the Mammoth Independent Director starting with the first annual general meeting of the Company following the date of this Agreement and (y) in the event the Board does not approve Mammoth’s designation, Mammoth shall have the right to designate additional individuals until one of such individuals is approved) (the “Mammoth Independent Director”); provided that as a condition to such designee’s appointment to the Board and inclusion in the Company’s slate of director nominees, such designee shall have complied with, and continue to comply with, the Nomination Obligations; and provided, further, that the Mammoth Independent Director shall not serve on the Board until nominated and elected at the first annual meeting of the Company following the date of this Agreement; and

(B) 5,000,000 LGEC Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), but fewer than 10,000,000 LGEC Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event):

(1) one individual designated by Mammoth; provided that as a condition to such designee’s appointment to the Board and inclusion in the Company’s slate of director nominees, such designee shall have complied, and continue to comply with, with the Nomination Obligations;

(ii) with respect to Leopard Parent and Dragon Parent:

(A) for so long as Leopard Parent and Dragon Parent, together with their Controlled Persons, in the aggregate beneficially own at least 10,000,000 LGEC Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), one individual designated from time to time by each of Leopard Parent and Dragon Parent; provided that as a condition to each such designee’s appointment to the Board and inclusion in the Company’s slate of director nominees, each such designee shall have complied with, and continue to comply with, the Nomination Obligations; and

(B) for so long as (1) Leopard Parent and Dragon Parent, together with their Controlled Persons, in the aggregate beneficially own at least 5,000,000 LGEC Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), but fewer than 10,000,000 LGEC Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), and (2) either Leopard Parent or Dragon Parent individually (together with its Controlled Persons) beneficially owns at least the number of securities described in the foregoing subclause (B)(1), as applicable, one individual designated from time to time by whichever of Leopard Parent and Dragon Parent exceeds such beneficial ownership threshold; provided that as a condition to such designee’s appointment to the Board and inclusion in the Company’s slate of director nominees, such designee shall have complied with, and continue to comply with, the Nomination Obligations; and

(C) for so long as (1) Leopard Parent and Dragon Parent, together with their Controlled Persons, in the aggregate beneficially own at least 5,000,000 LGEC Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), but fewer than 10,000,000 LGEC Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), and (2) neither Leopard Parent nor Dragon Parent individually (together with its Controlled Persons) beneficially owns at least the number of securities described in the foregoing subclause (C)(1), as applicable, one individual designated jointly from time to time by Leopard Parent and Dragon Parent; provided that as a condition to such designee’s appointment to the Board and inclusion in the Company’s slate of director nominees, such designee shall have complied with, and continue to comply with, the Nomination Obligations.

(b) The initial Mammoth Designees shall be Dr. Mark H. Rachesky, Emily Fine and John D. Harkey, Jr. (who shall be designated pursuant to Section 2.01(a)(i)(A)(2) as the Mammoth Independent Director).

(c) The initial LD Designees shall be Michael T. Fries (designated by Leopard Parent) and Priya Dogra (designated by Dragon Parent).

(d) The Company agrees to cause each individual designated pursuant to this Section 2.01 to be nominated for election as a director on the Board on the Company’s slate of directors, and to take all other necessary actions, subject to Applicable Law, to ensure that the composition of the Board as of the Effective Time and thereafter is as set forth in this Section 2.01, including by calling a meeting of the Board and/or Company shareholders (it being agreed that the Board shall appoint the initial LD Designees and the initial Mammoth Designees to the Board effective as of immediately following the Effective Time), recommending to Company shareholders the election of the designees selected pursuant to this Section 2.01, and using its reasonable best efforts to solicit proxies in favor of the election of any such individuals to the Board from the shareholders of the Company eligible to vote for the election of directors, which efforts shall be no less than the efforts used to solicit proxies in favor of the election of other individuals nominated to the Board by the Company. Without limiting the foregoing, subject to continued compliance with the Nomination Obligations, at any annual general or other meeting of shareholders of the Company at which directors are to be elected (including any special meeting called by the Company pursuant to the preceding sentence), the Company shall, at the applicable Investor’s election, either re-nominate for election each then-serving Investor Designee (provided that, if at such time an Investor shall be entitled to nominate fewer Investor Designees pursuant to Section 2.01(a) than the number of then-serving Investor Designees designated by such Investor, such Investor shall notify the Company in writing of the Investor Designee(s) that shall not be nominated for subsequent election) or such other Investor Designee(s) as the applicable Investor may designate to the Company in writing. In connection with any designation by any Investor of an Investor Designee, such Investor agrees to provide to the Company all information concerning such Investor Designee(s) reasonably required and requested by the Company to the extent necessary for the Company to comply with applicable disclosure rules.

(e) If, as a result of death, disability, retirement, resignation, removal (with or without cause) or otherwise, there shall exist or occur any vacancy of a seat on the Board previously occupied by an Investor Designee, the Investor that designated such Investor Designee shall have the right to designate another individual to fill such vacancy and serve as a director on the Board pursuant to the terms and conditions of Section 2.01(a).

(f) For the avoidance of doubt, the Company acknowledges and agrees that any Investor Designee (other than the Mammoth Independent Director) may, at the applicable Investor’s discretion, be an existing director, officer, employee or consultant of such Investor or any of its Affiliates, provided that such Investor Designee complies with the Nomination Obligations.

(g) Each Investor shall keep the Company regularly apprised of its beneficial ownership of Company Common Shares and LGEC Common Shares.

(h) In furtherance of the foregoing,

(i) with respect to Leopard Parent and Dragon Parent:

(A) if (1) Leopard Parent and Dragon Parent, together with their Controlled Persons, cease to beneficially own in the aggregate at least 10,000,000 LGEC Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event) and (2) either Leopard Parent or Dragon Parent individually (together with its Controlled Persons) beneficially owns at least 5,000,000 LGEC Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), whichever of Leopard Parent or Dragon Parent does not meet such beneficial ownership threshold shall cause its Investor Designee to promptly irrevocably tender his or her resignation from the Board and any committee on which he or she serves, effective immediately upon its acceptance by the Company, pursuant to the terms of his or her Irrevocable Resignation;

(B) if (1) Leopard Parent and Dragon Parent, together with their Controlled Persons, cease to beneficially own in the aggregate at least 10,000,000 LGEC Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), but continue to beneficially own in the aggregate at least 5,000,000 LGEC Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event) and (2) neither Leopard Parent nor Dragon Parent individually (together with its Controlled Persons) beneficially owns at least the number of securities described in the foregoing subclause (B)(1), as applicable, Leopard Parent and Dragon Parent agree to jointly designate one of their respective Investor Designees that shall, and the applicable Investor shall cause such Investor Designee to, promptly irrevocably tender his or her resignation from the Board and any committee on which he or she serves, effective immediately upon its acceptance by the Company, pursuant to the terms of his or her Irrevocable Resignation; or

(C) if Leopard Parent and Dragon Parent, together with their Controlled Persons, cease to beneficially own in the aggregate at least 5,000,000 LGEC Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), each of Leopard Parent and Dragon Parent agrees to cause its respective Investor Designee then serving on the Board to promptly irrevocably tender his or her resignation from the Board and any committee on which he or she serves, effective immediately upon its acceptance by the Company, pursuant to the terms of his or her Irrevocable Resignations; and

(ii) if Mammoth and its Controlled Persons cease to beneficially own in the aggregate:

(A) at least 10,000,000 LGEC Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), but continue to beneficially own at least 5,000,000 LGEC Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), Mammoth agrees to designate at least two Mammoth Designees (one of whom may be, at Mammoth’s option, the Mammoth Independent Director), who shall, and to cause such Mammoth Designees to, promptly irrevocably tender their resignations from the Board and any committee on which they serve, effective immediately upon acceptance of such resignations by the Company, pursuant to the terms of their Irrevocable Resignations. For clarity, if there are less than three Mammoth Designees on the Board at such time, Mammoth agrees to cause a number of Mammoth Designees to promptly irrevocably tender their resignations from the Board and any committee on which they serve, such that, after giving effect to such Irrevocable Resignations, only one Mammoth Designee remains on the Board; or

(B) at least 5,000,000 LGEC Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), Mammoth agrees to cause all Mammoth Designees to promptly irrevocably tender their resignations from the Board and any committee on which they serve, effective immediately upon the acceptance of such resignations by the Company, pursuant to the terms of their Irrevocable Resignations.

ARTICLE 3

PRE-EMPTIVE RIGHTS

Section 3.01 Pre-Emptive Rights. Except as otherwise provided in this Section 3.01 (including Section 3.01(f)), each time the Company proposes to issue any (i) Company Common Shares or (ii) Company Securities that are convertible or exercisable into or exchangeable for Company Common Shares to any Person for cash consideration (any such Company Common Shares or Company Securities, “New Issue Securities”), the Company shall first offer the New Issue Securities to each Investor who, as of the date of the applicable Issuance Notice (as defined below), beneficially owns, together with its Controlled Persons, at least 3,000,000 LGEC Common Shares in the aggregate (as adjusted for any stock split, stock dividend, reverse stock split or similar event), in accordance with the following provisions:

(a) The Company shall give a notice to each Investor (the “Issuance Notice”) stating (i) its intention to issue the New Issue Securities, (ii) the amount and description of such New Issue Securities to be issued and (iii) the purchase price (calculated as of the proposed issuance date) and the other terms upon which the Company is offering the New Issue Securities.

(b) Subject to Section 3.01(f), transmittal of the Issuance Notice to each Investor by the Company shall constitute an offer by the Company to sell to such Investor up to its Pro Rata Share of the New Issue Securities for the price and upon the terms set forth in the Issuance Notice.

(c) Each Investor who desires to purchase any or all of its Pro Rata Share of the Company Securities specified in the Issuance Notice shall deliver notice to the Company (each, an “Exercise Notice”) of its election to purchase such Company Securities within 15 Business Days of receipt of the Issuance Notice; provided that if the Company reasonably determines in good faith that a 15 Business Day period is not practical, the Company shall specify a shorter period (which shall be as long a period as is reasonably practical but in no event less than five Business Days) in the Issuance Notice. The Exercise Notice shall specify the number (or amount) of Company Securities to be purchased by such Investor and shall constitute exercise by such Investor of its rights under this Section 3.01 and a binding agreement of such Investor to purchase, at the price and on the terms specified in the Issuance Notice, the number (or amount) of Company Securities specified in the Exercise Notice, subject to Section 3.01(f). If, at the termination of such 15-Business Day period (as reduced pursuant to the proviso to the first sentence of this Section 3.01(c)), any Investor shall not have delivered an Exercise Notice to the Company, such Investor shall be deemed to have waived all of its rights under this Section 3.01 with respect to the purchase of such Company Securities.

(d) The Company shall have 90 days from the date of the Issuance Notice to consummate the proposed issuance of any or all of such Company Securities that the Investors have not elected to purchase pursuant to Section 3.01(c) at the price and upon terms that are not more favorable to the purchasers or less favorable to the Company than those specified in the Issuance Notice; provided that, if such issuance is subject to regulatory approval or shareholder approval pursuant to Applicable Exchange Rules, such 90-day period shall be extended until the expiration of five Business Days after all such approvals have been received. If the Company proposes to issue any New Issue Securities after the expiration of such 90-day period (as extended pursuant to the proviso of the previous sentence), it shall again comply with the procedures set forth in this Section 3.01.

(e) At the consummation of the issuance of any New Issue Securities purchased by any Investor exercising preemptive rights pursuant to this Section 3.01 (which shall occur substantially simultaneously with the issuance of all other New Issue Securities), the Company shall issue such New Issues Securities to such Investor against payment by such Investor of the purchase price for such New Issue Securities in accordance with the terms and conditions as specified in the Issuance Notice.

(f) Notwithstanding the foregoing and for the avoidance of doubt, “New Issue Securities” shall not include, and no Investor shall be entitled to purchase Company Securities pursuant to this Section 3.01 in connection with issuances of, Company Securities (i) issued to employees of the Company or any Subsidiary pursuant to employee benefit plans or arrangements approved by the Board (including any Company Securities issuable upon the exercise of any Company Securities granted pursuant to any such plans or arrangements), (ii) issued in connection with any bona fide restructuring of outstanding debt of the Company or any of its Subsidiaries or as a bona fide de minimis “equity kicker” to financial institutions, commercial lenders, brokers/finders or any similar party, or their respective designees, in connection with the incurrence or guarantee of indebtedness by the Company or any of its Subsidiaries, (iii) issued in connection with any bona fide acquisition of another Person (whether by merger, exchange offer, take-over bid, amalgamation, plan of arrangement, business combination or acquisition of the capital stock of such Person, acquisition of all or substantially all of the assets of such Person, or other similar transaction), to the sellers in such transaction as consideration for such acquisition, (iv) issued in connection with the exchange of outstanding Company Securities for other Company Securities or the exercise, conversion, subdivision, combination, recapitalization or reorganization of outstanding Company Securities that were issued in compliance with this Section 3.01 or were exempt from this Section 3.01 upon issuance, (v) if the Company reasonably determines in good faith that complying with this Section 3.01 would violate Applicable Law (other than with respect to the Company’s obligation to obtain regulatory approval or shareholder approval pursuant to Applicable Exchange Rules), (vi) issued in connection with any transaction pursuant to which all shareholders of LGEC have the opportunity to receive Company Common Shares or shares of a successor to the Company on a pro rata basis in respect of their LGEC Common Shares, (vii) issued solely to LGEC or its wholly-owned Controlled Persons or (viii) issued in connection with the Transaction or the transactions contemplated by the other Transaction Documents (as defined in the Business Combination Agreement) including, for the avoidance of doubt, the Subscription Agreements (as defined in the Business Combination Agreement).

(g) The Company shall not be obligated to consummate any proposed issuance of New Issue Securities, nor be liable to any Investor if the Company fails to consummate any proposed issuance of New Issue Securities for whatever reason, regardless of whether it shall have delivered an Issuance Notice or received any Exercise Notices in respect of such proposed issuance.

(h) Each Investor’s rights under Section 3.01 shall be assignable, in whole or in part, to any of such Investor’s Controlled Persons, by written notice to the Company.

(i) The Company shall not issue any New Issue Securities to the extent that complying with this Section 3.01 would require the Company to obtain shareholder approval pursuant to Applicable Exchange Rules with respect to such issuance unless the Company obtains shareholder approval with respect to such issuance (including any shareholder approval which the Company may obtain in advance for issuances that occur within a five-year period).

ARTICLE 4

CERTAIN COVENANTS AND AGREEMENTS

Section 4.01 Restrictions on Transfers of Company Securities.

(a) From and after the Effective Time, neither Leopard Parent nor Dragon Parent nor any of their respective Controlled Persons shall, directly or indirectly, Transfer any Company Securities unless the transferee, at the time of and as a condition to such Transfer, agrees to comply with the restrictions and obligations of this Agreement (including the restrictions and obligations set forth in this Section 4.01(a), Section 4.02, Section 4.07 and Article 6) as if it were Leopard Parent or Dragon Parent by executing and delivering such documents as may be necessary in the reasonable opinion of Mammoth and the Company; provided that this sentence shall not apply to a Transfer of Company Securities that would not constitute a Joinder Transfer. For the avoidance of doubt, no rights or benefits arising hereunder or by reason hereof shall be assignable by any party hereto, except as expressly provided herein.

(b) For the avoidance of doubt, the provisions of Section 4.01(a) shall not have any applicability to the Transfer of the securities of Leopard Parent or Dragon Parent, including as a result of a merger, consolidation, recapitalization, or reorganization of Leopard Parent or Dragon Parent; provided that in the event of a Parent Change of Control Transaction, the rights, benefits, entitlements and obligations of such LD Investor and its Controlled Persons under the terms of this Agreement and the Voting and Standstill Agreement with regard to the Company shall cease and be of no further force or effect with respect to the applicable LD Investor (and, for the avoidance of doubt, such LD Investor shall cause its Investor Designees to resign from the Board in connection with such Parent Change of Control), unless (i) the ultimate parent entity of the surviving company in such Parent Change of Control Transaction agrees to comply with the restrictions and obligations of this Agreement and the Voting and Standstill Agreement with regard to the Company as if it were Leopard Parent or Dragon Parent, as applicable, by executing and delivering such documents as may be necessary in the reasonable opinion of Mammoth and the

Company or (ii) such Parent Change of Control involves a LD Investor or any of its Affiliates, in which case the ultimate parent entity of the surviving company in such Parent Change of Control Transaction shall agree to comply with the restrictions and obligations of this Agreement and the Voting and Standstill Agreement with regard to the Company as if it were Leopard Parent or Dragon Parent, as applicable, by executing and delivering such documents as may be necessary in the reasonable opinion of Mammoth and the Company.

Section 4.02 MFN.

(a) The Company and each LD Investor agrees that, from and after the date hereof until the date that neither Mammoth nor any of its Affiliates owns at least 5,000,000 LGEC Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), if the Company or any of its Subsidiaries enters into any legally binding contract, agreement, arrangement or understanding (or any amendment thereto) with Leopard Parent, Dragon Parent or their respective Affiliates in their capacity as a shareholder of the Company, including relating to any of the matters addressed by this Agreement or the Voting and Standstill Agreement, including the nomination, designation, recommendation and election of directors, other governance rights or registration rights, which contains terms or conditions that are more favorable to such Person, or more restrictive to the Company, than those to which Mammoth and its Affiliates has agreed with the Company (a “Superior Arrangement”), unless the Company reasonably determines, in good faith, following advice of legal counsel to such effect, that such Superior Arrangement is not enforceable against the Company, but excluding any such Superior Arrangement (other than with any LD Investor or any of their respective Controlled Persons) that is significantly related to the material acquisition of assets or securities of another company, the sale of all or substantially all of the assets of the Company, or any other material business combination for the benefit of the Company and its shareholders as a whole, where the Company’s benefit from any such transaction significantly relates to the Company’s business and operations, then within two Business Days after entering into any such Superior Arrangement the Company shall offer Mammoth and its Affiliates the opportunity to enter into an agreement on the same terms and conditions as the Superior Arrangement. To the extent any such agreement constitutes a waiver or amendment of this Agreement, the Company and the LD Investors (on behalf of themselves and their respective Affiliates) hereby consent to any such waiver or amendment. For the avoidance of doubt, nothing contained in this Section shall be construed to permit the Company and the LD Investors to amend this Agreement or the Voting and Standstill Agreement without the prior written consent of Mammoth.

(b) The parties hereto acknowledge that Leopard Parent, Dragon Parent, and their Subsidiaries may enter into commercial agreements with the Company from time to time and the parties hereto agree that the provisions of this Section 4.02 shall not apply to the terms of such commercial agreements, so long as such terms do not relate to any of the matters addressed by this Agreement or the Voting and Standstill Agreement (including the nomination, designation, recommendation and election of directors, other governance rights, or registration rights).

Section 4.03 Reserved. [Reserved].

Section 4.04 Information. The Company hereby confirms to each of the LD Investors and Mammoth that (i) the Company’s head office is not located in British Columbia and is located in Santa Monica, California, and (ii) the Company’s executive officers who administer the business of the Company are not resident in British Columbia and are primarily resident within the State of California.

Section 4.05 Inconsistent Agreements. The Company, each Investor and each of the Mammoth Funds represents and agrees that it has not and shall not, and its Controlled Persons have not and shall not, (i) grant any proxy, (ii) enter into or agree to be bound by any voting trust or agreement with respect to Company Securities or (iii) enter into any agreement or arrangement of any kind with any Person, in each case if any such proxy, voting trust, agreement or arrangement is inconsistent with the provisions of, or for the purpose or with the effect of denying or reducing the rights of any party to, this Agreement or the Voting and Standstill Agreement; provided that, for the avoidance of doubt, and subject to Section 4.04(b) of the Voting and Standstill Agreement, the entering into or performance of any Hedging Transaction or Financing Transaction, or the rehypothecation of Company Securities by the Hedging Counterparty in connection therewith, or any other action taken in connection therewith that is excluded from the definition of “Transfer” pursuant to the second sentence thereof, shall not be prohibited by this Section 4.05.

Section 4.06 Reserved. [Reserved].

Section 4.07 Confidentiality.

(a) Nothing in this Agreement shall restrict or prevent any Investor Designee from sharing, and the Company acknowledges and agrees that each Investor Designee may share, with the Investor that designated such Investor Designee and such Investor’s Controlled Persons, any Confidential Information; provided that, with respect to any such Confidential Information, such Investor and such Controlled Persons (the “Receiving Party”) shall be subject to the following confidentiality obligations and such Investor shall be responsible for any breach of such obligations by its Controlled Persons (and, to the extent disclosed pursuant to clause (a)(i) below, its officers, employees and representatives):

(i) Each Receiving Party acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

(A) to its officers, employees, directors, members, partners, agents, advisors and other representatives who need to know such information in connection with the performance of their duties;

(B) to the extent required by any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar legal process to which the Receiving Party or any of its officers, employees and representatives is subject, or as may be required in connection with the assertion, prosecution or defense by such Receiving Party or any of its officers, employees and representatives of any claim, demand, action, suit or proceeding with respect to any matters related hereto; provided that the Receiving Party or its applicable officers, employees and representatives shall provide the Company with prompt notice of any such request, to the extent practicable and legally permitted, so that the Company may seek confidential treatment, an appropriate protective order or similar relief, and the Receiving Party or its applicable officers, employees and representatives shall reasonably cooperate (at the Company’s expense) with such efforts by the Company; and

(C) to the extent required to permit such Receiving Party or any of its officers, employees and representatives to comply with Applicable Law or applicable rules or regulations of any stock exchange on which securities of such Receiving Party or its Affiliates are listed; provided that the Receiving Party or its applicable officers, employees and representatives shall provide the Company with prior notice of any such required disclosure, to the extent practicable and legally permitted, so that the Company may seek confidential treatment, an appropriate protective order or similar relief, and the Receiving Party or its applicable officers, employees and representatives shall reasonably cooperate (at the Company’s expense) with such efforts by the Company.

(b) For purposes of this Agreement, “Confidential Information” means any nonpublic information received by any Receiving Party from its Investor Designee concerning the Company, its Affiliates, or its or their respective financial condition, business, operations or prospects; provided that “Confidential Information” does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by the Receiving Party or its directors, officers, employees, counsel, investment advisers or other agents or representatives in violation of this Agreement, (ii) is or was available to the Receiving Party on a non-confidential basis prior to its disclosure to the Receiving Party by the Company or LGEC, (iii) was or becomes available to the Receiving Party on a non-confidential basis from a source other than the Company or LGEC, which source is or was (at the time of receipt of the relevant information) not, to the best of the Receiving Party’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or LGEC, or (iv) is independently developed by the Receiving Party without violating any confidentiality agreement with, or other obligation of secrecy to, the Company or LGEC.

Section 4.08 Compliance by Subsidiaries. Each of Leopard Parent and Dragon Parent shall cause Leopard (and its Subsidiaries) and Dragon (and its Subsidiaries), respectively, to comply with their obligations under this Agreement (and guarantees such performance and any liabilities of such Persons arising from a breach hereof, which guarantee shall be immediate and shall not be contingent upon the exercise or enforcement by Mammoth or the Company of whatever remedies they may have against Leopard (and its Subsidiaries) and/or Dragon (and its Subsidiaries)).

Section 4.09 Inapplicable to Certain Persons and Transactions.

(a) No provision of this Agreement shall be binding on any Person solely because such Person is:

(i) a Hedging Counterparty;

(ii) a holder of Company Securities as a result of the rehypothecation of Company Securities by a Hedging Counterparty or Financing Counterparty;

(iii) a transferee of Company Securities pursuant to settlement under, or pursuant to default rights or the exercise of remedies by a Hedging Counterparty or Financing Counterparty in connection with, any Hedging Transaction or Financing Transaction; or

(iv) an Investor Designee receiving Company Securities as compensation in connection with his or her service as a director of the Board; provided that such Company Securities shall be included in any calculation of beneficial ownership in accordance with the terms of this Agreement.

(b) Subject to the limitations set forth in Section 4.04(b) of the Voting and Standstill Agreement, no provision of this Agreement shall prohibit any Person from entering into, performing or settling Hedging Transactions or Financing Transactions in relation to any Company Securities, or granting liens and other security interests in connection therewith, from exercising remedies thereunder, or from permitting a Hedging Counterparty to rehypothecate Company Securities in connection with a Hedging Transaction nor shall any of the foregoing described in this Section 4.09(b) be deemed, in and of itself, a violation of this Agreement.

ARTICLE 5

TERMINATION

Section 5.01 Termination. This Agreement shall automatically terminate, without any further action by any Person, upon the earlier of (i) the written agreement of each party hereto to terminate this Agreement and (ii) the consummation of (A) a transaction whereby any Person or group, other than LGEC, an LD Investor or any of their respective Controlled Persons, would acquire, directly or indirectly, Voting Securities representing more than 50% of the Total Voting Power; (B) the sale of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than to an LD Investor or any of its Controlled Persons; or (C) a merger, consolidation, recapitalization or reorganization of the Company, and, as a result thereof, securities representing more than 50% of the total voting power of the Successor Company cease to immediately thereafter be beneficially owned, directly or indirectly, by (x) the Persons who beneficially owned the Company’s outstanding Voting Securities immediately prior to such transaction or (y) an LD Investor or any of its Controlled Persons. Any Investor that, together with its Controlled Persons, ceases to beneficially own any LGEC Common Shares shall cease to be bound by, or benefit from, the terms hereof (other than the provisions of Sections 4.07 and 4.08 (in respect of the provisions referred to in this Section 5.01) and Article 6).

Section 5.02 Effect of Termination. Upon any termination of this Agreement in accordance with the provisions of Section 5.01 hereof, this Agreement shall become void and of no further effect; provided that (i) the Irrevocable Resignations and the provisions of Sections 4.07 and 4.08 (in respect of clauses (i) and (ii) of this proviso), this Section 5.02 and Article 6 shall survive any termination pursuant to Section 5.01 and (ii) any breach occurring prior to such termination shall survive such termination.

Section 5.03 Consequences of Breach. Upon the occurrence of a Willful Breach by an LD Investor of Section 4.01 of this Agreement or the Voting and Standstill Agreement that has a material negative consequence on the Company or Mammoth or any of their respective Controlled Persons (in each case, that if curable, is not cured within 10 days of written notice thereof), in addition to any and all other remedies that may be available to any other party, and without any further action by any Person, the rights, benefits and entitlements of such LD Investor and its Controlled Persons under the terms of this Agreement (including, but not limited to, the rights, benefits and entitlements set forth in Article 2 and Article 3) and Section 2.01(c) and Section 3.03 of the Voting and Standstill Agreement shall cease and be of no further force or effect with respect to such breaching LD Investor; provided that (a) the obligations and agreements of, and restrictions and limitations on, such LD Investor shall remain binding upon such LD Investor and shall continue in full force and effect and (b) such LD Investor shall cause its designated LD Designee, if any, to promptly irrevocably tender his or her resignation from the Board and any committee on which he or she serves, effective immediately upon its acceptance by the Company, pursuant to the terms of his or her Irrevocable Resignation.

ARTICLE 6

MISCELLANEOUS

Section 6.01 Successors and Assigns.

(a) This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

(b) Except as expressly provided herein, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Company Securities or otherwise. Notwithstanding the foregoing, this Agreement shall be assignable (i) among Leopard Parent and its Controlled Persons and (ii) among Dragon Parent and its Controlled Persons; provided that no such assignment shall relieve Leopard Parent or Dragon Parent of their obligations pursuant to this Agreement.

(c) Except as expressly set forth in this Agreement, including Section 6.12, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

(d) The Company agrees that the Company will not enter into any transaction or take any other action resulting in the creation of a New Company, or resulting in the Investors holding Company Securities as a consequence of their ownership of LGEC Common Shares, unless proper provision is made so that each of the Company and such New Company, as applicable, succeeds to the provisions of this Agreement and, solely to the extent relating to a registration rights agreement, the LGEC IRA, mutatis mutandis, including by entry into an investor rights agreement with the Investors or their applicable Affiliates.

Section 6.02 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“email”) transmission, so long as a receipt of such email is requested and received) and shall be given: (i) if to the Company, to the contact information set forth under the Company’s name on its signature page hereto, and (ii) if to an Investor, to the contact information set forth under such Investor’s name on its signature page hereto, or such other address, facsimile number or email address as such party may hereafter specify for the purpose by notice to the other parties hereto. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 6.03 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 6.04 Governing Law. This Agreement and all claims and causes of action arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law rules of such state.

Section 6.05 Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 6.02 shall be deemed effective service of process on such party.

Section 6.06 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.07 Specific Performance. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 6.08 Several Liability. The obligations of the Investors under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance or non-performance of the obligations of any other Investor. In the event of any damages arising out of the breach of this Agreement by two or more Investors, each Investor shall be responsible only for the portion of such damages arising from such Investor’s own breach.

Section 6.09 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 6.10 Entire Agreement. This Agreement and the Voting and Standstill Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof.

Section 6.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 6.12 Waiver and Release. Notwithstanding anything to the contrary in this Agreement, the Voting and Standstill Agreement or the LGEC IRA, the Investors hereby irrevocably acknowledge and agree that the execution of this Agreement constitutes full performance and satisfaction of Section 6.01(d) of the LGEC IRA solely in connection with the Transaction and any future transaction involving the Company or any of its Subsidiaries, and not, for the avoidance of doubt, in connection with any other transaction to which such Section 6.01(d) shall apply. Each Investor, on behalf of itself and its Controlled Persons and Affiliates and its and their respective officers, directors, equity holders, managers, employees, representatives, agents, successors and assigns (the “Investor Parties”), hereby releases, waives, and forever relinquishes all claims, demands, obligations, liabilities and causes of action of whatever kind or nature, whether known or unknown, matured or unmatured, arising at law or in equity, which any of them have, may have, or might assert at the time of execution of this Agreement against LGEC, the Company and/or their respective Controlled Persons, Affiliates, officers, directors, equity holders, managers, employees, representatives, agents, successors and assigns (the “Company Parties”), directly or indirectly, which occurred, existed, was taken, permitted or begun prior to the execution of this Agreement, arising out of, related to, based upon, or in any manner connected with any actual or alleged breach of Section 6.01(d) of the LGEC IRA, solely in connection with the Transaction, prior to the execution of this Agreement. This Section 6.12 is intended to benefit, and to be enforceable by, each of the Company Parties and their respective legal representatives, successors and assigns.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MHR Fund Management LLC
By:	/s/ Janet Yeung
Name: Janet Yeung
Title: Authorized Signatory

For Notices:

MHR Fund Management LLC

1345 Avenue of the Americas, Floor 42

New York, NY 10105

Attention: Janet Yeung

Facsimile No.: (212) 262-9356

Email: jyeung@mhrfund.com

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, NY 10036

Attention: David I. Schultz

Email: dschultz@omm.com

Signature Page to Investor Rights Agreement

MHR Capital Partners Master Account LP
By:	MHR Advisors LLC, its general partner

By:	/s/ Janet Yeung
Name: Janet Yeung
Title: Authorized Signatory

MHR Capital Partners (100) LP
By:	MHR Advisors LLC, its general partner

By:	/s/ Janet Yeung
Name: Janet Yeung
Title: Authorized Signatory

MHR Institutional Partners II LP
By:	MHR Institutional Advisors II LLC, its general partner

By:	/s/ Janet Yeung
Name: Janet Yeung
Title: Authorized Signatory

MHR Institutional Partners IIA LP
By:	MHR Institutional Advisors II LLC, its general partner

By:	/s/ Janet Yeung
Name: Janet Yeung
Title: Authorized Signatory

Signature Page to Investor Rights Agreement

MHR Institutional Partners III LP
By:	MHR Institutional Advisors III LLC, its general partner

By:	/s/ Janet Yeung
Name: Janet Yeung
Title: Authorized Signatory

For Notices:

MHR Fund Management LLC

1345 Avenue of the Americas, Floor 42

New York, NY 10105

Attention: Janet Yeung

Facsimile No.: (212) 262-9356

Email: jyeung@mhrfund.com

with a copy (which shall not constitute notice) to:

O’Melveny & Myers LLP

Times Square Tower

7 Times Square

New York, NY 10036

Attention: David I. Schultz

Email: dschultz@omm.com

Signature Page to Investor Rights Agreement

Liberty Global Ventures Limited

By:	/s/ Jeremy Evans
Name: Jeremy Evans
Title: Director

Liberty Global Ltd.

By:	/s/ Bryan H. Hall
Name: Bryan H. Hall
Title: EVP, General Counsel & Secretary

For Notices:

Liberty Global Ltd.
1550 Wewatta Street Suite 1000
Denver, Colorado 80202
Attention: General Counsel,
Legal Department
E-mail: LegalUS@libertyglobal.com with a copy to:

Liberty Global Ventures Limited
Griffin House
161 Hammersmith Road
London, United Kingdom, W6 8BS
Attention: General Counsel,
Legal Department
E-mail: LegalUS@libertyglobal.com
with a copy (which shall not constitute notice) to:

A&O Shearman
599 Lexington Avenue
New York, NY 10022
Attention: Daniel Litowitz Cody Wright
E-mail: daniel.litowitz@aoshearman.com cody.wright@aoshearman.com

Signature Page to Investor Rights Agreement

Discovery Lightning Investments Ltd.

By:	/s/ Roanne Lea Weekes
Name: Roanne Lea Weekes
Title: Director

Warner Bros. Discovery, Inc.

By:	/s/ Tara L. Smith
Name: Tara L. Smith
Title: Executive Vice President, Legal, Capital Markets & Corporate Secretary

For Notices:

Discovery Lightning Investments, Ltd c/o Warner Bros. Discovery, Inc. 230 Park Avenue South
New York, NY 10003
Attention: Tara L. Smith, Executive Vice President, Legal, Capital Markets & Corporate Secretary, Global Head of ESG
E-mail: Tara.Smith@wbd.com with a copy to:

Warner Bros. Discovery, Inc. 230 Park Avenue South
New York, NY 10003
Attention: Tara L. Smith, Executive Vice President, Legal, Capital Markets & Corporate Secretary, Global Head of ESG
E-mail: Tara.Smith@wbd.com with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP 66 Hudson Boulevard E
New York, NY 10001
Attention: Jonathan E. Levitsky
Benjamin R. Pedersen
E-mail: jelevitsky@debevoise.com
brpeders@debevoise.com

Signature Page to Investor Rights Agreement

Lionsgate Studios Corp.

By:	/s/ Adrian Kuzycz
Name: Adrian Kuzycz
Title: President

For Notices:

Lionsgate Studios Corp. 2700 Colorado Avenue
Santa Monica, CA 90404
Attention: General Counsel
Email: akuzycz@lionsgate.com with a copy (which shall not constitute notice) to:
Wachtell, Lipton, Rosen & Katz 51 West 52nd Street
New York, NY 10019
Attention: David E. Shapiro
Email: DEShapiro@wlrk.com

Signature Page to Investor Rights Agreement

EXHIBIT A-1

FORM OF IRREVOCABLE RESIGNATION

FOR INVESTOR DESIGNEES OF MHR FUND MANAGEMENT LLC

Board of Directors

Lionsgate Studios Corp.

2700 Colorado Avenue

Santa Monica, CA 90404

Re:	Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to Section 2.01(a) of that certain Investor Rights Agreement, dated as of [•], 2024, by and among Lionsgate Studios Corp. (the “Company”), MHR Fund Management, LLC, Liberty Global Ventures Limited, Discovery Lightning Investments Ltd., Liberty Global Ltd. and Warner Bros. Discovery, Inc. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement. In connection with my appointment to the Board of Directors (the “Board”) of the Company, I hereby irrevocably tender my resignation from my position as a director of the Company and from any and all committees of the Board on which I serve; provided that this resignation shall be effective upon, and only in the event that the Board accepts this resignation following, receipt of notice from the Company that: (1) Mammoth and its Controlled Persons cease to beneficially own (as defined in the Agreement) an aggregate of [•] [LGEC] Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event) and I am the Investor Designee designated by Mammoth to resign pursuant to Section 2.01(h) of the Agreement, (2) Mammoth and its Controlled Persons cease to beneficially own (as defined in the Agreement) an aggregate of [•] [LGEC] Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event) or (3) the Agreement is terminated in accordance with Section 5.01 thereof.

Sincerely,

Name:

EXHIBIT A-2

FORM OF IRREVOCABLE RESIGNATION

FOR INVESTOR DESIGNEES OF LIBERTY GLOBAL LTD.

OR WARNER BROS. DISCOVERY, INC.

Board of Directors

Lionsgate Studios Corp.

2700 Colorado Avenue

Santa Monica, CA 90404

Re:	Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to Section 2.01(a) of that certain Investor Rights Agreement, dated as of [•], 2024, by and among Lionsgate Studios Corp. (the “Company”), MHR Fund Management, LLC, Liberty Global Ventures Limited, Discovery Lightning Investments Ltd., Liberty Global Ltd. and Warner Bros. Discovery, Inc. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement. In connection with my appointment to the Board of Directors (the “Board”) of the Company, I hereby irrevocably tender my resignation from my position as a director of the Company and from any and all committees of the Board on which I serve; provided that this resignation shall be effective upon, and only in the event that the Board accepts this resignation following, receipt of notice from the Company that: (1) Leopard Parent and Dragon Parent, together with their Controlled Persons, cease to beneficially own in the aggregate at least [•] [LGEC] Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event) and either Leopard Parent or Dragon Parent individually (together with its Controlled Persons) beneficially owns at least [•] [LGEC] Common Shares (as adjusted consistent with the foregoing), and I am the Investor Designee caused to resign by whichever of Leopard Parent or Dragon Parent does not meet such beneficial ownership threshold pursuant to Section 2.01(h) of the Agreement, (2) Leopard Parent and Dragon Parent, together with their Controlled Persons, cease to beneficially own in the aggregate at least [•] [LGEC] Common Shares, but continue to beneficially own in the aggregate at least [•] [LGEC] Common Shares (in each case, as adjusted for any stock split, stock dividend, reverse stock split or similar event) and neither Leopard Parent nor Dragon Parent individually (together with its Controlled Persons) beneficially owns at least [•] [LGEC] Common Shares (as adjusted consistent with the foregoing), and I am the Investor Designee jointly designated by Leopard Parent and Dragon Parent to resign, (3) Leopard Parent and Dragon Parent, together with their Controlled Persons, cease to beneficially own in the aggregate at least [•] [LGEC] Common Shares (as adjusted for any stock split, stock dividend, reverse stock split or similar event), (4) the LD Investor that designated me as its Investor Designee has lost its right to designate a director pursuant to Section 5.03 of the Agreement or (5) the Agreement is terminated in accordance with Section 5.01 thereof.

Sincerely,

Name: